CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-101932 on Form N-4 of our report dated April 17, 2023, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life Insurance Company Separate Account Seven, appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
December 21, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated April 27, 2023 (except for the effect of the restatement disclosed in Note 1, as to which the date is December 21, 2023) relating to the financial statements and financial statement schedules of Talcott Resolution Life Insurance Company in the Statement of Additional Information dated May 1, 2023 (including the supplement dated December 21, 2023) in this Registration Statement No. 333-101932 on Form N-4. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
December 21, 2023